UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2006

INPHONIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51023	52-2199384
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1010 Wisconsin Avenue, Suite 600, Washington, DC 20007

(Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (202) 333-0001

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

On September 28, 2006, InPhonic, Inc. (the “Company”) and certain of its subsidiaries entered into a Seventh Amendment (the “Amendment”) to Third Amended and Restated Loan and Security Agreement (the “Agreement”) with Comerica Bank (the “Bank”). The Amendment (i) amends the definition of Revolving Maturity Date to extend the maturity date of the line of credit from January 1, 2007 to July 1, 2007; (ii) reduces the applicable interest rate from the Bank’s LIBOR rate plus a margin of 2.00% to the Bank’s LIBOR rate plus a margin of 1.75%; and (iii) modifies the terms of the Company’s line of credit to permit further advances.

Section 9 - Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Seventh Amendment to Third Amended and Restated Loan and Security Agreement entered into as of September 28, 2006 by and between Comerica Bank, InPhonic, Inc., SimIpc Acquisition Corp., Star Number, Inc., Mobile Technology Services, LLC and CAIS Acquisition II, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INPHONIC, INC.

/s/ Lawrence S. Winkler
Name:	Lawrence S. Winkler
Title:	Chief Financial Officer, Executive Vice President and Treasurer

Date: October 3, 2006

INDEX TO EXHIBITS

Exhibit No.	Description
Exhibit 10.1	Seventh Amendment to Third Amended and Restated Loan and Security Agreement entered into as of September 28, 2006 by and between Comerica Bank, InPhonic, Inc., SimIpc Acquisition Corp., Star Number, Inc., Mobile Technology Services, LLC and CAIS Acquisition II, LLC.